Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

among

GLOBAL TECH INDUSTRIES GROUP, INC.

AI COMMERCE GROUP, LLC

and

THE MEMBERS OF AI COMMERCE GROUP, LLC

Dated as of 08 /20 / 2023, 2023

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.1	Definitions
Section 1.2	Other Defined Terms; Interpretation

ARTICLE II THE ACQUISITION
Section 2.1	Exchange of Shares
Section 2.2	Allocation of Acquisition Shares Section 2.3 Closing

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE AI MEMBERS AND THE COMPANY
Section 3.1	Organization and Qualification
Section 3.2	Organizational Documents and Corporate Records Section 3.3 Subsidiaries
Section 3.4	Authority; Binding Effect of Agreement Section 3.5 No Conflicts, Defaults or Violations Section 3.6 Consents and Approvals
Section 3.7	Ownership of AI Membership Interests Section 3.8 No Option, Warrant or Other Right Section 3.9 Licenses
Section 3.10	Applicable Laws
Section 3.11	No Defaults
Section 3.12	Litigation
Section 3.13	Tax Returns
Section 3.14	Finder’s Fees Section 3.15 Financial Condition Section 3.16 Intellectual Property Section 3.17 Ordinary Course
Section 3.18	Pension Plans
Section 3.19	Compensation Upon Termination or Acquisition Section 3.20 Legends
Section 3.21	AI Assets
Section 3.22	No Other Representations

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PURCHASER
Section 4.1	Organization and Qualification
Section 4.2	Authority; Binding Effect of Agreement Section 4.3 No Conflicts
Section 4.4	Consents and Approvals Section 4.5 No Other Representations

ARTICLE V CLOSING DELIVERIES, COVENANTS AND POST-CLOSINGAGREEMENTS
Section 5.1	Deliveries by the AI Members and the Company Section 5.2 Deliveries by Purchaser
Section 5.3	Accrued and Unpaid Taxes Section 5.4 Earn-Out; Bonus Shares
Section 5.5	Buy-Back Rights
Section 5.6	Employment Agreements
Section 5.7	Business Plan
Section 5.8	Public Announcements
Section 5.9	Further Assurances; Post-Closing Cooperation

ARTICLE VI CONDITIONS TO OBLIGATIONS OF PARTIES
Section 6.1	Conditions Precedent to Each Party’s Obligations at the Closing
Section 6.2	Conditions Precedent to the Obligations of the AI Members at Closing Section 6.3 Conditions Precedent to the Obligations of Purchaser at Closing

ARTICLE VII LIABILITIES AND INDEMNIFICATION
Section 7.1	Survival of Representations and Warranties Section 7.2 Indemnification of Purchaser by the AI Members Section 7.3 Indemnification of the AI Members by Purchaser

ARTICLE VIII MISCELLANEOUS
Section 9.1	Notices
Section 9.2	Entire Agreement
Section 9.3	Expenses
Section 9.4	Waiver
Section 9.5	Amendment
Section 9.6	No Third-Party Beneficiary Section 9.7 Assignment; Binding Effect
Section 9.8	Consent To Jurisdiction and Service of Process Section 9.9 Governing Law
Section 9.10	Force Majeure Section 9.11 Invalid Provisions Section 9.12 Counterparts
Section 9.13	Interpretation

SCHEDULES

SCHEDULE A	AI Members

EXHIBITS

EXHIBIT A	Form of Joinder to Operating Agreement

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MEMBERSHIP INTEREST PURCHASE AGREEMENT

MEMBERSHIP INTEREST PURCHASE AGREEMENT, dated as of August 20th, 2023, by and among GLOBAL TECH INDUSTRIES GROUP, INC. , a Nevada Corporation (“Purchaser”), AI COMMERCE GROUP, LLC., a Puerto Rico limited liability company (the “Company”) and the MEMBERS OF THE COMPANY, each of whom are identified on Schedule A, hereto (the “AI Members”) (the “Agreement”).

BACKGROUND

WHEREAS, the AI Members are the owners of 100% of the issued and outstanding membership interests of the Company (the “AI Membership Interests”) and the allocation of such ownership among the AI Members is set forth on Schedule A; and

WHEREAS, the Company owns and operates the AI Business as defined below; and

WHEREAS, the AI Members wish to sell and dispose of, and Purchaser wishes to purchase, the AI Membership Interests on the terms and subject to the conditions set forth in this Agreement, so that the Company can become a wholly owned operating subsidiary of Purchaser.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Definitions.

(a) As used in this Agreement, the following terms shall have the following meanings:

“Acquisition Shares” means Twenty Million (20,000,000) shares of common stock of GTII (as defined below), which Purchaser shall cause GTII and its transfer agent to deliver into escrow at the Closing pursuant to Section 2.1(a).

“Action” means any suit, legal proceeding, administrative enforcement proceeding or arbitration proceeding before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) means possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” means this Membership Interest Purchase Agreement together with all Schedules and any Exhibits or other documents attached hereto.

“AI Assets” means all the property and assets of the AI Business of every kind and description wheresoever located including, without limitation, equipment, inventory, Intellectual Property, AI Material Contracts, accounts receivable and goodwill.

“AI Business” means all aspects of the Company’s business conducted, or proposed to be conducted, by the Company.

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“AI Material Contracts” means the burden and benefit of and the right, title and interest of the Company and its Subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which the Company is entitled in connection with the AI Business and under which the Company is obligated to pay or entitled to receive the sum of $5,000 or more, or which cannot be terminated without liability on not more than one month’s notice.

“AI Membership Interests” means all of the issued and outstanding membership interests of the Company, all of which are owned by the AI Members.

“Business Day” means any day other than a Saturday, Sunday or any day on which banks located in New York City, New York are authorized or required to be closed for the conduct of regular banking business.

“Closing” means the closing of the acquisition of the AI Membership Interests by Purchaser, and the delivery of the Acquisition Shares into escrow as contemplated by this Agreement.

“Employment Agreements” means the fully executed employment agreements entered into between the Company and the AI Members and any applicable employee(s) of the Company at the Closing (and approved by Purchaser).

“Encumbrances” means any and all liens, encumbrances, charges, security interests, mortgages, pledges, options, title defects, or other adverse claims or restrictions on title of any nature whatsoever and, when used with respect to the AI Membership Interests, shall include without limitation, any rights of first refusal or first offer, proxies, voting trusts or agreements.

“Escrow Agent” means the party acting as escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement dated August 2023 among escrow Agent, GTII, Purchaser and the AI Members.

“Governmental Authority” means any international, supranational, national, provincial, regional, federal, state, municipal or local government, any instrumentality, subdivision, court, administrative or regulatory agency or commission or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“GTII” m eans Global Tech Industries Group, Inc. (OTC: GTII), a Nevada corporation.

“Intellectual Property” means patents, trademarks, copyrights, trade secrets, inventions, know-how, other proprietary knowledge, or other intellectual property rights of any kind.

“Losses” means any and all damages, fines, fees, penalties, deficiencies, liabilities, claims, losses, demands, judgments, settlements, actions, demands, damages, liens, encumbrances, obligations and costs and expenses (including interest, court costs and the reasonable fees and costs of attorneys, accountants and other experts).

“Material Adverse Effect” or “Material Adverse Change” means any effect or change that would be materially adverse to the AI Business, financial condition, or assets of the Company, or to the ability of any party to consummate timely the transactions contemplated hereunder.

“Operating Agreement” means the Operating Agreement of the Company dated as of May 22, 2023, a true and complete copy of which has been delivered to Purchaser.

“Person” means any natural person, corporation, general partnership, limited partnership, limited or unlimited liability company, proprietorship, joint venture, other business organization, trust, business trust, union, association, Governmental Authority or other entity.

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“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any Person, any other Person (i) of which the first Person owns directly or indirectly 50% or more of the outstanding voting stock or other equity interest in the other Person; (ii) of which the first Person or any other subsidiary of the first Person is a general partner or (iii) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to the other Person are at the time owned by the first Person and/or one or more of the first Person’s subsidiaries.

“Tax” or “Taxes” means (a) any and all U.S. federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including the Federal Insurance Contributions Act), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of any kind in the nature of (or similar to) taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing or tax allocation agreement, arrangement or understanding, or as a result of being liable for another person’s taxes as a transferee or successor, by contract or otherwise.

Section 1.2. Other Defined Terms; Interpretation.

(a) Other terms defined are in the other parts of this Agreement indicated below:

AI Closing Deliveries	5.1
AI Indemnified Parties”	7.3
AI Members”	Preamble
“Annual Bonus Shares”	5.4(c)
Bonus Shares”	5.4(b)
“Buy-Back Interest”	5.5(a)
“Buy-Back Notice”	5.5(a)
“Buy-Back Period”	5.5(a)
“Buy-Back Price”	5.5(a)
“Closing Date”	2.3
“Company”	Preamble
“Corporate Action”	5.5(a)
“Earn-Out Period”	5.4(a)
“Going Public Transaction”	5.5(a)
“Minute Books”	3.2
“Purchaser”	Preamble
“Purchaser Indemnified Parties”	7.2
“Purchaser’s Closing Deliveries”	5.2

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(b)	For the purposes of this Agreement, except to the extent that the context otherwise requires:

(i)	when a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference is to an Article or Section of, or a Schedule or an Exhibit to, this Agreement unless otherwise indicated;

(ii)	the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

(iii)	whenever the words “include,” “includes” or “including” (or similar terms) are used in this Agreement, they are deemed to be followed by the words “without limitation”;

(iv)	the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

(v)	all terms defined in this Agreement have their defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

(vi)	the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

(vii)	if any action is to be taken by any party hereto pursuant to this Agreement on a day that is not a Business Day, such action shall be taken on the next Business Day following such day;

(viii)	references to a Person are also to its heirs, personal representatives, permitted successors and assigns to the extent applicable;

(ix)	the use of “or” is not intended to be exclusive unless expressly indicated otherwise;

(x)	“contract” includes any note, bond, mortgage, indenture, deed of trust, loan, credit agreement, franchise concession, contract, agreement, permit, license, lease, purchase order, sales order, arrangement or other commitment, obligation or understanding, whether written or oral;

(xi)	“assets” shall include “rights,” including rights under contracts; and

(xii)	“reasonable efforts” or similar terms shall not require the waiver of any rights under this Agreement.

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ARTICLE II
THE ACQUISITION

Section 2.1. Acquisition of AI Membership Interests.

(a) At the Closing, upon the terms and subject to the conditions of this Agreement (i) the Escrow Agent, GTII, Purchaser and the AI Members shall execute and deliver the Escrow Agreement, (ii) the AI Members shall sell, transfer, assign, convey and deliver to Purchaser, and Purchaser shall purchase and accept from the AI Members, the AI Membership Interests, free and clear of all Encumbrances (other than Encumbrances created by the Purchaser, or arising under this Agreement, the articles of organization or operating agreement of the Company, the Securities Act or any applicable state securities laws) and (iii) in exchange for the transfer of the AI Membership Interests to Purchaser as provided herein, Purchaser will cause GTII and its transfer agent to issue the Acquisition Shares in certificate form in the name of the AI Members and deliver such shares to Escrow Agent, where the Acquisition Shares shall be held by Escrow Agent in accordance with the terms and conditions of the Escrow Agreement and subject to the satisfaction of the Earn-Out provisions set forth in Sections 5.4(a) of this Agreement. The Acquisition Shares shall (i) be issued in certificate form, (ii) not be registered and (iii) be subject to the rights and restrictions of Rule 144. For the avoidance of doubt, for purposes of the Acquisition Shares, the Rule 144 applicable holding period shall commence six months after GTII issuing the shares in certificate form in the name of the AI Members and delivering them to the Escrow Agent and shall remain subject to the performance expectations and are therefore not fully paid for and are subject to the potential obligation of the AI Members to return certain amount of the Acquisition Shares pursuant to Section 5.4(a) to Purchaser.

Section 2.2. Allocation of Acquisition Shares. The Acquisition Shares shall be allocated proportionally to the AI Members based on their percentage ownership interest in the AI Membership Interests as set forth in Schedule A.

Section 2.3. Closing. The Closing shall take place virtually using email or any mutually acceptable cloud-based electronic collaboration service, simultaneous with the execution of this Agreement, except for the Acquisition Shares, originals of which shall be delivered to the Escrow Agent by GTII’s transfer agent (the “Closing Date”).

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE AI MEMBERS
AND THE COMPANY

The AI Members and the Company hereby jointly make the representations and warranties to Purchaser set forth in this Article III. For purposes of this Article III, the term “knowledge,” when used below with respect to the AI Members and the Company, shall mean the actual knowledge of the AI Members, and the Company’s executive officers and managers, as the case may be.

Section 3.1. Organization and Qualification. The Company is a limited liability company, validly existing and in good standing under the laws of Puerto Rico and has all requisite power and authority to own, license, use, lease and operate its assets and properties and to carry on the AI Business as it is now being conducted and, to the extent required by applicable law, is properly registered or qualified to conduct the AI Business in any other jurisdictions in which it operates.

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Section 3.2. Organizational Documents and Corporate Records. The certificate of organization and operating agreement of the Company have not been altered since the Company’s formation date, except as filed in the minute books of the Company (“Minute Books”). The Minute Books are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by the Company which required approval by the managers or members, as the case may be, are reflected on the Minute Books. The Company is not in violation or breach of, or in default with respect to, any term of its certificate of organization or operating agreement.

Section 3.3. Subsidiaries. The Company does not own any Subsidiaries and does not otherwise own or hold, directly or indirectly, any shares or interests in any other corporation, limited liability company, partnership, joint venture, and is not party to any agreement that would give it the right or require it to acquire any interest in any entity.

Section 3.4. Authority; Binding Effect of Agreement. The AI Members and the Company have all requisite corporate power and authority to execute and deliver this Agreement and to perform their obligations and consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by the AI Members and the Company, and assuming the due authorization, execution and delivery of this Agreement by Purchaser, constitutes a valid and legally binding obligation of the AI Members and the Company, enforceable against each of them in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 3.5. No Conflicts, Defaults or Violations. The execution and delivery by the AI Members and the Company of this Agreement and the performance of the transactions contemplated by this Agreement do not and will not (i) conflict with or result in a violation of any provision of the operating or organizational documents of the Company or the AI Members, (ii) to the knowledge of the AI Members and the Company, result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination, modification or cancellation of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which the AI Members or the Company are now a party or by which any of their assets or properties may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to the AI Members or the Company, except with respect to clauses (ii) and (iii) for such violations, breaches and defaults as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or for which the AI Members or the Company have obtained a valid waiver; provided, however, that any such violation, breach or default shall be deemed to be a Material Adverse Effect in the event that such violation, breach or default entitles any person to take an action to invalidate the transactions contemplated by this Agreement.

Section 3.6. Consents and Approvals. No declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by the AI Members or the Company, or the performance by the AI Members or the Company of the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as are required to be made under the U.S. federal securities laws and, for those, the failure of which to obtain would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; provided, however, that any such failure to obtain any required authorization, consent, order, or approval of any Governmental Authority with respect to the transactions contemplated hereby which failure would entitle such Governmental Authority to take any action seeking to invalidate such transactions shall be deemed to be a Material Adverse Effect.

Section 3.7. Ownership of AI Membership Interests. The AI Members are the lawful record and beneficial owners of the AI Membership Interests (which constitute 100% of the Company’s outstanding membership interests) and own the AI Membership Interests free and clear of all Encumbrances, except for any Encumbrances created by the Purchaser, or arising under this Agreement, the certificate of organization or operating agreement of the Company, the Securities Act or any applicable state securities laws. Upon the exchange of the AI Membership Interests for the Acquisition Shares as provided under Section 2.1, Purchaser will acquire the beneficial and legal title to the AI Membership Interests, free and clear of all Encumbrances, except for any Encumbrances created by the Purchaser, or arising under this Agreement, the certificate of organization or operating agreement of the Company, the Securities Act or any applicable state securities laws.

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Section 3.8. No Option, Warrant or Other Right. No Person has any agreement, option, warrant, preemptive right or any other right capable of becoming a direct or indirect right for the acquisition of the AI Membership Interests or for the purchase, subscription, or issuance of any unissued membership interests of the Company.

Section 3.9. Licenses. The Company and its Subsidiaries hold all licenses and permits as may be requisite for carrying on the AI Business in the manner in which it has heretofore been carried on, and is intended to be carried on after the Closing, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a Material Adverse Effect on the AI Business.

Section 3.10. Applicable Laws. The Company has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees to which they are subject or which apply to them, the violation of which would have a Material Adverse Effect on the AI Business, and the Company is not in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a Material Adverse Effect on the AI Business.

Section 3.11. No Defaults. There has not been any default, or the occurrence of any event that with or without notice or lapse of time or both, would constitute a default in any material obligation of the Company or any other party to be performed under any of the AI Material Contracts, each of which is in good standing and in full force and effect.

Section 3.12. Litigation. There are no Actions pending, threatened against or affecting the AI Members or the Company or any of their respective businesses, properties, assets, rights or permits, other than any such Action that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.13. Tax Returns. All tax returns and reports of the Company required by law to be filed have been filed and are true, complete, and correct, and any taxes payable in accordance with any return filed by the Company or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid.

Section 3.14. Finder’s Fees. Neither the Company nor any of the AI Members is a party to any agreement which provides for the payment of finder’s fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein.

Section 3.15. Financial Condition.

(a) Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of the Company, except those incurred in the ordinary course of business, and the Company has not guaranteed or agreed to guarantee any debt, liability, or other obligation of any Person.

(b) Debt to Related Parties. The Company is not indebted to any Affiliate, manager or member of the Company, except accounts payable on account of bona fide business transactions of the Company incurred in the ordinary course of business, including employment agreements.

(c) No Related Party Debt to the Company. No manager, member or Affiliate of the Company is now indebted to or under any financial obligation to the Company or its Subsidiaries.

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(d) Material Adverse Change. The Company has not experienced any Material Adverse Changes.

Section 3.16. Intellectual Property. (a) The Company owns and possesses all right, title and interest in and to, or have valid and enforceable licenses to use, all of the Intellectual Property necessary for the operation of the AI Business; (b) no claim by any third party contesting the validity, enforceability, use or ownership of any Intellectual Property has been made, is currently outstanding or, to the knowledge of the AI Members or the Company is threatened; (c) the AI Members and the Company have not received any notice of, nor are they aware of any facts which indicate the likelihood of, any material infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property, nor have the AI Members or the Company received any claim of infringement or misappropriation of, or other conflict with, any intellectual property rights of any third party; and (d) the Company has not materially infringed, misappropriated or otherwise conflicted with any intellectual property rights of any third party, nor are the AI Members or the Company aware of any material infringement, misappropriation or conflict which will occur as a result of the continued operation of the AI Business as presently conducted or proposed to be conducted.

Section 3.17. Ordinary Course. The Company has conducted, and continues to conduct, its business in the ordinary course and has not waived or surrendered any right of material value.

Section 3.18. Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting the Company.

Section 3.19. Compensation Upon Termination or Acquisition. There are no agreements, commitments or understandings relating to (a) severance pay or separation allowances on termination of employment of any employee of the Company or (b) any other payments to an employee of the Company that would be triggered by the sale of the AI Membership Interests.

Section 3.20. Legends. The AI Members understand that the Acquisition Shares have not been registered under the Securities Act and are subject to restrictions set forth in this Agreement and the Escrow Agreement, and certificates representing the Acquisition Shares will bear legends required under applicable federal and state securities laws, and other legends reflecting the restrictions imposed upon the Acquisition Shares by this Agreement and the Escrow Agreement, and be in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SAID ACT OR AN EXEMPTION THEREFROM

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS SET FORTH IN (A) THE MEMBERSHIP INTEREST PURCHASE AGREEMENT DATED AUGUST 20TH , 2023 AMONG GLOBAL TECH INDUSTRIES GROUP, INC. , AI COMMERCE GROUP, LLC AND THE MEMBERS OF AI COMMERCE GROUP, LLC AND (B) THE ESROW AGREEMENT DATED AUGUST, 2023 AMONG GLOBAL TECH INDUSTRIES GROUP, INC., THE MEMBERS OF AI COMMERCE HOLDINGS, LLC AND THE ESCROW AGENT THEREUNDER

Section 3.21. AI Assets. The Company owns and possesses all right, title, and interest in and to, or has valid and enforceable licenses to use, all of the AI Assets necessary for the operation of the AI Business, and the AI Assets are not subject to any Encumbrances or claims that would result in a Material Adverse Effect.

Section 3.22. No Other Representations. Except as expressly provided above, or elsewhere in this Agreement, the AI Members and the Company do not make to Purchaser any representation or warranty of any kind or nature.

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser makes the representations and warranties to the AI Members set forth in this Article IV. For purposes of this Article IV, the term “knowledge,” when used below with respect to Purchaser, shall mean the actual knowledge of Purchaser’s executive officers and directors, as the case may be.

Section 4.1. Organization and Qualification. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Purchaser has all requisite corporate power and authority to own, license, use or lease and operate its assets and properties and to carry on its businesses as they are now conducted, except where the failure to have such power and authority would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect.

Section 4.2. Authority; Binding Effect of Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and to perform its respective obligations and consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and the performance by Purchaser of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement by the AI Members and the Company, constitutes valid and binding obligations of Purchaser enforceable against Purchaser in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity, regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 4.3. No Conflicts. The execution and delivery by Purchaser of this Agreement and the performance of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Purchaser, (ii) to the knowledge of Purchaser result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or result in the termination of, or the loss of a benefit under or accelerate the performance required by, or result in a right of termination, modification, cancellation or acceleration under the terms, conditions or provisions of any contract or other instrument of any kind to which Purchaser is now a party or by which Purchaser or any of its properties or assets may be bound or affected, or (iii) violate any order, writ, injunction, decree, statute, treaty, rule or regulation applicable to Purchaser, except with respect to clauses (ii) and (iii) for such violations, breaches and defaults as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect or for which Purchaser has obtained a valid waiver; provided, however, that any such violation, breach or default shall be deemed to be a Material Adverse Effect in the event that such violation, breach or default entitles any person to take an action to invalidate the transactions contemplated by this Agreement.

Section 4.4. Consents and Approvals. No declaration, filing or registration with, or notice to, or authorization, consent, order or approval of, any Governmental Authority is required to be obtained or made in connection with or as a result of the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated by this Agreement, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as are required to be made under the U.S. federal securities laws and, for those, the failure of which to obtain would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect; provided, however, that any such failure to obtain any required authorization, consent, order, or approval of any Governmental Authority with respect to the transactions contemplated hereby which failure would entitle such Governmental Authority to take any action seeking to invalidate such transactions shall be deemed to be a Material Adverse Effect.

Section 4.5. No Other Representations. Except as expressly provided above, or elsewhere in this Agreement, Purchaser does not make to the AI Members or the Company any representation or warranty of any kind or nature.

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ARTICLE V

CLOSING DELIVERIES, COVENANTS AND POST-CLOSING AGREEMENTS

Section 5.1. Deliveries by the AI Members and the Company. At the Closing, the AI Members and the Company will deliver or cause to be delivered to Purchaser (the “AI Closing Deliveries”):

(a) the original or certified copies of the certificate of organization of the Company, the Company’s operating agreement, any other organizational documents of the Company, as amended, and all Minute Books, corporate records, documents and instruments of the Company, the corporate seal of the Company and all other books, records, agreements and accounts of the Company;

(b) all reasonable consents or approvals required to be obtained by the Company or the AI Members for the purposes of completing the acquisition and preserving and maintaining their interests in the AI Business;

(c) certified copies of resolutions of the managers of the Company and the AI Members, authorizing the execution, delivery and implementation of this Agreement and any other documents required to be delivered by the Company or the AI Members thereunder, in form and substance reasonably satisfactory to Purchaser;

(d) [Reserved.];

(e) the Escrow Agreement, as executed by the AI Members;

(f) the AI Membership Interests, which shall be issued to Purchaser via certificate, together with a related power of attorney, in form and substance reasonably satisfactory to Purchaser, and such other documents or instruments as may be reasonably required by Purchaser to effect transfer of the AI Membership Interests to Purchaser;

(g) such other documents as Purchaser may reasonably require to give effect to the terms and intentions of this Agreement.

Section 5.2. Deliveries by Purchaser. At the Closing, Purchaser will deliver or cause to be delivered to the AI Members (“Purchaser’s Closing Deliveries”):

(a) all reasonable consents or approvals required to be obtained by the Purchaser for the purposes of completing the acquisition;

(b) certified copies of resolutions of its board of directors and, if required, any of its shareholders authorizing the execution, delivery and implementation of this Agreement by Purchaser and any other documents required to be delivered by Purchaser thereunder, in form and substance reasonably satisfactory to the AI Members;

(c) [Reserved.]

(d) the Escrow Agreement, as executed by Purchaser, GTII and the Escrow Agent;

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(e) the Acquisition Shares, which (i) Purchaser shall cause GTII and its transfer agent to issue via stock certificate in the name of each of the AI Members reflecting the number of Acquisition Shares allocated to each such AI Members pursuant to Section 2.2 and (ii) shall be delivered by GTII’s transfer agent to the Escrow Agent to be held in escrow in accordance with the terms and conditions of the Escrow Agreement; and

(f) such other documents as the AI Members may reasonably require to give effect to the terms and intentions of this Agreement.

Section 5.3. Accrued and Unpaid Taxes. All accrued and unpaid Taxes of the Company and its Subsidiaries shall be the responsibility of the AI Members and they shall pay any such Taxes accrued and unpaid as of the Closing Date.

Section 5.4. Earn-Out; Bonus Shares

(a) If, within the twelve (12) month period commencing on the Closing Date (the “Earn-Out Period”), the Company (i) owns, directly or through a wholly owned subsidiary, at least three (3) ecommerce domains and (ii) achieves gross revenue during the Earn-Out Period of $4,000,000 (as determined by an accounting firm acceptable to Purchaser), the Acquisition Shares shall be released from escrow and delivered to the AI Members in accordance with the terms of the Escrow Agreement. For the avoidance of doubt, the Acquisition Shares shall be delivered to the AI Members upon the Company achieving gross revenue of $4,000,000. Notwithstanding the foregoing, if during the Earn-Out Period the Company does not achieve gross revenues of$4,000,000, the Escrow Agent shall deliver to the AI Members five (5) shares of the Acquisition Shares per $1.00 of gross revenue achieved by the Company during the Earn-Out Period. [NOTE: Need to provide what happens if the Earn-Out Milestone is not met since these shares are the consideration for the membership interests – do they receive a lesser amount of shares, etc.]

(b) If during any quarter of the Earn-Out Period, the Company achieves gross revenue of not less than $4,000,000 (as determined by an accounting firm acceptable to Purchaser), the Purchaser shall cause GTII and its transfer agent to issue and deliver to the AI Members a total of three (3) shares of GTII common stock for every $1.00 of gross revenue achieved by the Company in excess of $4,000,000 for the applicable quarter (the “Quarterly Bonus Shares”). The Quarterly Bonus Shares shall (i) be issued to the AI Members on a pro-rata basis, based on their former membership interest percentage in the Company set forth in Schedule A, (ii) issued in certificate form, (iii) not be registered and be subject to the rights and restrictions of Rule 144. The Bonus Shares shall be issued on a quarterly basis after the Company achieves gross revenue of not less than $4,000,000.

(c) If during the Earn-Out Period the Company achieves gross revenue of $10,000,000 (as determined by an accounting firm acceptable to Purchaser), Purchaser shall cause GTII and its transfer agent to issue and deliver to the AI Members a total of two million (2,000,000) shares of GTII common stock (the “Annual Bonus Shares”). The Annual Bonus Shares shall (i) be issued to the AI Members on a pro-rata basis, based on their former membership interest percentage in the Company set forth in Schedule A, (ii) issued in certificate form, (iii) not be registered and be subject to the rights and restrictions of Rule 144.

Section 5.5. Buy-Back Rights

(a) Buy-Back Rights. At any time after the Closing and continuing until eighteen (18) months thereafter (the “Buy-Back Period”), the AI Members shall have the right to buy-back up to 90% of the issued and outstanding membership interests of the Company from its member(s) (the “Buy-Back Interest”) by providing the Company and Purchaser with written notice during the Buy-Back Period of their election to acquire the Buy-Back Interest (the “Buy-Back Notice”). In consideration for the buy-back of the Buy-Back Interest, the AI Members, at their sole discretion, shall pay to Purchaser (or its designee) (i) $150,000 for each one percent (1%) of the Company’s membership interest that the AI Members elect to buy-back or (ii) one percent (1%) of the Acquisition Stock received by the AI Members for each one percent (1%) of the Company’s membership interest that the AI Members elect to buy-back (the “Buy-Back Price”). The remaining percentage equity interest of Purchaser in the Company after any exercise by the AI Members of their buy-back rights hereunder, is referred to herein as the “Purchaser’s Equity Interest”. The foregoing transactions shall be completed pursuant to a membership interest purchase agreement and/or other agreements to be agreed upon by the AI Members and Purchaser. If the Company, at any time after the buy- back, intends to implement any reclassification, consolidation, merger, acquisition, sale (asset or equity), transfer, share exchange or other corporate action (“Corporate Action”), the Company shall promptly notify and consult with Purchaser regarding such Corporate Action, and cause the terms of any such Corporate Action to give the Purchaser the right to maintain Purchaser’s Equity Interest in the Company or any successor entity or property, which terms shall be subject to the prior reasonable approval of the Purchaser. If the Company, at any time after the buy-back, intends to become publicly traded on a listed exchange or any quotation service directly, through a parent company, or through any other entity pursuant to a Corporate Action (“Going Public Transaction”), the Company shall likewise promptly notify and consult with Purchaser regarding such Going Public Transaction and shall cause the terms of any such Going Public Transaction to ensure that Purchaser’s equity interest in any such publicly traded entity, as of the date such entity’s shares become publicly traded, shall be equal to Purchaser’s Equity Interest, which terms shall be subject to the reasonable approval of Purchaser.

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Section 5.6. [Reserved.].

Section 5.7. [Reserved.].

Section 5.8. Public Announcements. Any press release with respect to the execution of this Agreement or the transactions contemplated hereby shall be made only by Purchaser. Purchaser shall provide the AI Members with a reasonable opportunity to review and comment on any such press release prior to its dissemination, and the AI Members shall provide any comments they may have on the press release promptly following their receipt of the press release. Purchaser shall not issue or cause the dissemination of any press release or other public announcements or statements with respect to this Agreement or the transactions contemplated hereby without the consent of the AI Members, which consent will not be unreasonably withheld or delayed, except as may be otherwise required by law, rule or by any listing agreement with a national securities exchange or trading market.

Section 5.9. Further Assurances; Post-Closing Cooperation. From time to time after the Closing, without additional consideration, each of the parties hereto will (or, if appropriate, cause their Affiliates to) execute and deliver such further instruments and take such other action as may reasonably be requested by the other parties to make effective the transactions contemplated by this Agreement.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PARTIES

Section 6.1. Conditions Precedent to Each Party’s Obligations at the Closing. The respective obligations of each party to affect the Closing are subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived, in whole or in part, at the option of each party to the extent permitted by law:

(a) Consents and Approvals. All necessary consents and approvals of any Governmental Authority or any other Person required for the consummation of the transactions contemplated by this Agreement shall have been obtained; and

(b) No Orders. No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by a Governmental Authority that prohibits the consummation of the transactions contemplated by this Agreement shall be in effect.

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Section 6.2. Conditions Precedent to the Obligations of AI Members at Closing. The AI Members’ obligations to complete the exchange of the AI Membership Interests for the Acquisition Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived, in whole or in part, at the option of the AI Members to the extent permitted by law:

(a) Representations and Warranties Correct. The representations and warranties made by Purchaser in Article IV hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of Purchaser that speak as of a certain date or time, provided such representations and warranties shall have been true and correct in all material respects as of such date or time; and

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing Date, including Purchaser’s Closing Deliveries, shall have been performed or complied with in all material respects.

(c) Tax and Legal Opinions. The Company shall have received legal and tax opinions regarding the acquisition that are acceptable to the Company in its sole discretion.

Section 6.3. Conditions Precedent to the Obligations of Purchaser at Closing. Purchaser’s obligation to complete the exchange of the Acquisition Shares for the AI Membership Interests at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, which conditions may be waived, in whole or in part, at the option of Purchaser to the extent permitted by law:

(a) Representations and Warranties Correct. The representations and warranties made by the AI Members and the Company in Article III hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on and as of the Closing Date, except those representations and warranties of the AI Members and the Company that speak as of a certain date or time, provided such representations and warranties shall have been true and correct in all material respects as of such date or time;

(b) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the AI Members or the Company on or prior to the Closing Date, including the AI Closing Deliveries, shall have been performed or complied with in all material respects.

(c) Tax and Legal Opinions. Purchaser shall have received legal and tax opinions regarding the acquisition that are acceptable to Purchaser in its sole discretion.

ARTICLE VII

LIABILITY AND INDEMNIFICATION

Section 7.1. Survival of Representations and Warranties.

(a) The representations and warranties of the AI Members, the Company and Purchaser contained in this Agreement will survive the Closing for a period of twenty-four (24) months commencing on the Closing Date. Except as otherwise expressly provided in this Agreement, each covenant hereunder to be performed after the Closing shall survive until fully performed.

(b) No party’s rights hereunder (including rights under this ARTICLE VII) shall be affected by any investigation conducted by or any knowledge acquired (or capable of being acquired) by such party at any time, whether before or after the execution or delivery of this Agreement.

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Section 7.2 Indemnification of Purchaser by the AI Members. The AI Members shall keep and save Purchaser and its subsidiaries, and the respective officers, directors, managers, employees, agents and other representatives of Purchaser and its subsidiaries (the “Purchaser Indemnified Parties”) harmless from and shall indemnify and defend the Purchaser Indemnified Parties against any and all Losses, to the extent arising or resulting from (i) any breach of any representation or warranty of the AI Members or the Company under this Agreement or any documents delivered pursuant hereto, (ii) any breach or default by the AI Members or the Company of any covenant or agreement of either under this Agreement or any documents delivered pursuant hereto, (iii) all Taxes of the Company incurred in or attributable to the period ending or deemed to end on or prior to the Closing Date, and (iv) any claim by a third party with respect to any act or omission of the Company in the operations of the AI Business, which claim has accrued, arisen, or come into existence at any time prior to the Closing Date. No provision in this Agreement shall prevent the AI Members or the Company from pursuing any of their legal rights or remedies that may be granted to them by law against any person or legal entity other than Purchaser Indemnified Parties.

Section 7.3 Indemnification of the AI Members by Purchaser. Purchaser shall keep and save the AI Members and their respective officers, directors, managers, employees, agents and other representatives (the “AI Indemnified Parties”) harmless from and shall indemnify and defend the AI Indemnified Parties against any and all Losses, to the extent arising or resulting from (i) any breach of any representation or warranty of Purchaser under this Agreement, (ii) any breach or default by Purchaser under any covenant or agreement of Purchaser under this Agreement, and (iii) any claim by a third party with respect to any act or omission of the Company in connection with the operation of its business, which claim has accrued, arisen or come into existence at any time after the Closing Date. No provision in this Agreement shall prevent Purchaser from pursuing any of its legal rights or remedies that may be granted to Purchaser by law against any person or legal entity other than AI Indemnified Parties.

ARTICLE VIII
MISCELLANEOUS

Section 8.1. Notices. All notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given upon receipt by the parties at the following addresses, facsimiles or email (or at such other address, facsimile or email for a party as shall be specified by notice):

If to the AI Members:

At the contact details set forth in Schedule A.

If to the Company:

AI COMMERCE GROUP, LLC

7 Calle 1, Ste. 204

Guaynabo, PR 00968

Attention: Tommy Wang

Email: tommywang3e@gmail.com

If to Purchaser:

Attention:
Facsimile:
Email:

Section 8.2. Entire Agreement. This Agreement supersedes all prior and contemporaneous discussions and agreements, both written and oral, among the parties with respect to the subject matter of this Agreement and constitutes the sole and entire agreement among the parties to this Agreement with respect to the subject matter of this Agreement.

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Section 8.3. Expenses. Except as otherwise expressly provided in this Agreement each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated by this Agreement.

Section 8.4. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

Section 8.5. Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party to this Agreement.

Section 8.6. No Third-Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective heirs, personal representatives, successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

Section 8.7. Assignment; Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto; provided, however, that Purchaser may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder). Any purported assignment in violation of the terms of this Section 8.7 shall be null and void.

Section 8.8. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR ANY COURT OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AND AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE BROUGHT ONLY IN SUCH COURT (AND WAIVES ANY OBJECTION BASED ON FORUM NON-CONVENIENS OR ANY OTHER OBJECTION TO VENUE THEREIN). Any and all process may be served in any action, suit or proceeding arising in connection with this Agreement by complying with the provisions of Section 8.1. Such service of process shall have the same effect as if the party being served were a resident in the State of New York and had been lawfully served with such process in such jurisdiction.

Section 8.9. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE.

Section 8.10. Force Majeure. No party to this Agreement shall be held liable or responsible to any other party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the non-performing party, including fires, floods, earthquakes, embargoes, shortages, pandemics, epidemics, quarantines, war, acts of war (whether war be declared or not), acts of terrorism, insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing party shall notify the other party of such force majeure within five (5) Business Days after such occurrence by giving written notice to the other party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance shall be of no greater scope and no longer duration than is necessary and the non-performing party shall use commercially reasonable efforts to remedy its inability to perform.

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Section 8.11. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 8.12. Counterparts. This Agreement may be executed in any number of counterparts, including by facsimile or digital signature thereof, all of which will constitute one and the same instrument.

Section 8.13. Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SIGNATURES APPEAR ON THE NEXT PAGE

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

PURCHASER:		THE COMPANY:
GLOBAL TECH INDUSTRIES GROUP, INC.		AI COMMERCE GROUP, LLC

By:	/s/ David Reichman	By:	/s/ Tommy Wang
Name:	David Reichman	Name:	Tommy Wang
Title:	Chairman/ CEO	Title:	Manager

THE AI MEMBERS:
AI HOLDINGS, LLC

By:	/s/ Tommy Wang
Name:	Tommy Wang
Title:	Manager

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SCHEDULE A

AI MEMBERS

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SCHEDULE A

AI MEMBERS

NAME	ADDRESS, FAX & EMAIL	% OF MEMBERSHIP INTEREST
AI Holdings LLC	170 Dorado Beach East Dorado, PR 00646 Tommywang3e@gmail.com	100%

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EXHIBIT A

JOINDER AGREEMENT

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JOINDER TO OPERATING AGREEMENT

THIS JOINDER to the Operating Agreement, dated as of________________, by and among AI COMMERCE HOLDINGS, LLC, a Puerto Rico limited liability company (the “LLC”) and the member(s) of the LLC (the “Operating Agreement”), is made and entered into as of_________________, 2023 by and between the LLC and [_________________________] (the “Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Operating Agreement.

WHEREAS, the Holder has acquired 100% of the LLC’s membership interests pursuant to the terms of that certain Membership Interest Purchase Agreement dated________________, 2023 among the LLC members, as “Seller” thereunder, the LLC and the Holder, as “Purchaser” thereunder (the “Purchase Agreement”); and

WHEREAS, the Purchase Agreement, the Operating Agreement and the LLC require the Holder to become a party to the Operating Agreement, and the Holder agrees to do so in accordance with the terms hereof;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:

1. Agreement to be Bound. The Holder hereby agrees that upon execution of this Joinder, it shall become a party to the Operating Agreement as the sole member and shall be fully bound by, and subject to, all the covenants, terms and conditions of the Operating Agreement as though an original party thereto and shall be deemed a Member for all purposes thereof.

2. Successors and Assigns. Except as otherwise provided herein, this Joinder shall bind and inure to the benefit of and be enforceable by the LLC and its successors and assigns and the Holder and any subsequent holders of its membership interests and the respective heirs, executors, successors and assigns of each of them, as the case may be, so long as they hold any membership interests.

3. Counterparts. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

4. Notices. For purposes of any notice provisions of the Operating Agreement, all notices, demands or other communications to the Holder shall be directed to Holder as follows:

Attention:
Facsimile:
Email:

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5. Waiver of Jury Trial. THE LLC AND THE HOLDER HEREBY EACH WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS JOINDER OR THE VALIDITY, PROTECTION, INTERPRETATION OR ENFORCEMENT THEREOF. THE LLC AND THE HOLDER EACH AGREE THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS JOINDER AND WOULD NOT ENTER INTO THIS JOINDER IF THIS SECTION WERE NOT PART OF THIS JOINDER.

6. Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

IN WITNESS WHEREOF, the parties hereto have executed this Joinder as of the date first above written.

AI COMMERCE HOLDINGS, LLC	[__________________________]

By:	By:
Name:	Name:
Title:	Title:

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